Exhibit 12.3

Certification by the Chief Executive Officer
Of 3SBio Inc.
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Jing Lou, certify that:

1.	I have reviewed this annual report on Form 20-F of 3SBio Inc. for the fiscal year ended December 31, 2009, as amended hereby;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 3, 2011

By:	/s/ DR. JING LOU
Name:	Dr. Jing Lou
Title:	Chief Executive Officer